                                                                 EXHIBIT 23.1

We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 1997, with respect to the financial statements of SCM Metal Products, Inc. for the year ended September 28, 1996 included in the Current Report on Form 8-K/A:

Registration Number                        Description                     Filing Date
-------------------                        -----------                     -----------
33-74674            OM Group, Inc. Long-Term Incentive Compensation
                         Plan -- Form S-8 Registration Statement--
                         1,015,625                                         January 27, 1994

333-07529           OMG Americas, Inc. Employees' Profit Sharing Plan
                         -- Form S-8 Registration Statement -- 250,000
                         Shares                                            July 3, 1996

333-07531           OM Group, Inc. Non-Employee Directors' Equity
                         Plan -- Form S-8 Registration Statement--
                         250,000 Shares                                    July 3, 1996


                                   /S/ ERNST & YOUNG LLP


Cleveland, Ohio
March 21, 1997